As filed with the Securities and Exchange Commission on July 24, 1998

                                                      Registration No. 333-18883


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              INTERIM SERVICES INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                             36-3536544
  ------------------------                                   --------------
(State or other jurisdiction                                (I.R.S. Employer
     of incorporation)                                     Identification No.)


                              INTERIM SERVICES INC.
                      OUTSIDE DIRECTORS' COMPENSATION PLAN
                              (Full title of plans)



                   John B. Smith, Esq., Senior Vice President
                              Interim Services Inc.
                             2050 Spectrum Boulevard
                          Ft. Lauderdale, Florida 33309
                      -------------------------------------
                     (Name and address for agent of service)

                                 (954) 938-7600
                         ------------------------------
                        (Telephone number, including area
                           code, for agent of service)

                          DEREGISTRATION OF SECURITIES

               On December 27, 1996, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-18883) (the "Form S-8") registering 10,000 shares of the Registrant's Common Stock, par value $.01 per share (the "Shares"), to be issued to participants in connection with options granted under the Registrant's Outside Directors' Compensation Plan (the "Plan"). The Plan was terminated after an aggregate of 4,973 Shares were issued to participants thereunder. This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed in order to deregister all Shares that were registered under the Form S-8 and remain unissued under the Plan (a total of 5,027 Shares).

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida, on this 24th day of July, 1998.


                                          INTERIM SERVICES INC.



                                          By /s/  Raymond Marcy
                                            ------------------------------------
                                           Raymond Marcy
                                           President and Chief Executive Officer


               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                    Title                                  Date
---------                                    -----                                  ----


/s/  Raymond Marcy                           President and Chief Executive         July 24, 1998
--------------------------------             Officer
Raymond Marcy


/s/  John B. Smith                           Executive Vice President and Chief    July 24, 1998
--------------------------------             Financial Officer
Roy G. Krause
John B. Smith, Attorney-in-Fact


/s/  Mark Smith                              Vice President - Finance (Chief       July 24, 1998
--------------------------------             Accounting Officer)
Mark Smith


/s/  John B. Smith
--------------------------------             Director                               July 24, 1998
William F. Evans
John B. Smith, Attorney-in-Fact


/s/  John B. Smith
--------------------------------             Director                               July 24, 1998
Jerome B Grossman
John B. Smith, Attorney-in-Fact




/s/  John B. Smith
--------------------------------             Director                               July 24, 1998
Cinda A. Hallman
John B. Smith, Attorney-in-Fact


/s/  John B. Smith
--------------------------------             Director                               July 24, 1998
J. Ian Morrison
John B. Smith, Attorney-in-Fact


/s/  John B. Smith
--------------------------------             Director                               July 24, 1998
A. Michael Victory
John B. Smith, Attorney-in-Fact


/s/  John B. Smith
--------------------------------             Director                               July 24, 1998
Steven S. Elbaum
John B. Smith, Attorney-in-Fact